                                                                    EXHIBIT 10.9

______________________________________________________________________________

______________________________________________________________________________

                            STOCK PURCHASE AGREEMENT

                                 by and between

                                PARTMINER, INC.,

                           ACCURATE COMPONENTS INC.,

                          MARKET TRADING CONCEPTS INC.

                                      AND

                                 ANTHONY ARENA

                              ____________________

                            Dated: November 12, 1999

                              ____________________



______________________________________________________________________________

______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

1. SALE AND PURCHASE OF THE SHARES..........................................   1
   1.1. Sale and Purchase...................................................   1

2. CLOSING..................................................................   1
   2.1. Time and Place......................................................   1

3. CONSIDERATION FOR THE SHARES; PAYMENT; PURCHASE PRICE ADJUSTMENT.........   1
   3.1. Amount of Purchase Price............................................   1
   3.2. Payment at Closing..................................................   2
   3.3. Closing Payment Adjustment..........................................   2
   3.4. Contingent Payment(s)...............................................   2
   3.5. Dispute Resolution Procedures.......................................   4

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER........................   5
   4.1. Title to Shares.....................................................   5
   4.2. Due Organization and Qualification; Subsidiaries....................   5
   4.3. Capitalization; Options; Shareholder Rights.........................   5
   4.4. Constituent Documents...............................................   6
   4.5. Financial Statements................................................   6
   4.6. Absence of Changes..................................................   6
   4.7. Power and Authority.................................................   7
   4.8. Tax Matters.........................................................   7
   4.9. Customers...........................................................   8
   4.10. Compliance with Laws; Permits......................................   8
   4.11. No Breach; Consents; Change of Control Payments....................   9
   4.12. Litigation; Claims.................................................   9
   4.13. Employment Matters.................................................   9
   4.14. Material Agreements................................................  10
   4.15. Real Estate........................................................  10
   4.16. Accounts and Notes Receivable; Payables............................  11
   4.17. Intangible Property................................................  11
   4.18. Title to Properties and Assets.....................................  12
   4.19. No Undisclosed Liabilities.........................................  12
   4.20. Inventories........................................................  12
   4.21. Employee Benefit Plans.............................................  13
   4.22. Insurance..........................................................  14
   4.23. No Misrepresentations..............................................  14
   4.24. Transactions with Related Parties..................................  14
   4.25. Environmental Matters..............................................  14
   4.26. Year 2000..........................................................  14
   4.27. Bank Accounts; Powers of Attorney..................................  15
   4.28. Brokers............................................................  15
   4.29. Disclosure Schedules...............................................  15

   4.30. Other Shareholder Representations..................................  15
   4.31. No Other Representations...........................................  15

5. REPRESENTATIONS AND WARRANTIES OF BUYER..................................  15
   5.1. Due Organization....................................................  15
   5.2. Power of Buyer......................................................  16
   5.3. No Breach...........................................................  16
   5.4. Governmental and Other Consents.....................................  16
   5.5. Brokers.............................................................  16
   5.6. Investment in Shares................................................  16

6. COVENANTS AND AGREEMENTS.................................................  17
   6.1. Pre-Closing Covenants and Agreements................................  17
     (a) Ongoing Operations.................................................  17
     (b) Investigation by Buyer.............................................  16
     (c) Further Assurances.................................................  18
     (d) Additional Disclosure..............................................  18
     (e) Exclusive Dealings.................................................  18
     (f) Resignations.......................................................  19
     (g) Records............................................................  19
     (h) Fees and Disbursements.............................................  19
     (i) Maintenance of Insurance...........................................  19
     (j) Transfer Taxes.....................................................  19
     (k) Supplemental Disclosure............................................  19
   6.2. Post-Closing Covenants and Agreements...............................  19
     (a) Non-Interference...................................................  20
     (b) Non-Compete........................................................  20
     (c) Confidentiality....................................................  20
     (d) Equitable Relief...................................................  21
     (e) The Companies' Employees...........................................  22

7. CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.................  22
   7.1. Agreements and Conditions...........................................  22
   7.2. Representations and Warranties......................................  23
   7.3. Loss, Damage or Destruction.........................................  23
   7.4. No Legal Proceedings................................................  23
   7.5. Officer's Certificate...............................................  23
   7.6. [Intentionally Omitted.]............................................  23
   7.7. Opinion of the Companies' Counsel...................................  23
   7.8  Secretary's Certificate.............................................  23
   7.9  Shares..............................................................  24
   7.10. Resignations.......................................................  24
   7.11. Material Adverse Change............................................  24
   7.12. Minute Books and Stock Records; Certified Documents................  24
   7.13. Repayment of Related Party Loans...................................  24
   7.14. Employment Agreement of Shareholder................................  24

8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SHAREHOLDER TO CLOSE.......  24
   8.1. Agreements and Conditions...........................................  24
   8.2. Representations and Warranties......................................  25
   8.3. No Legal Proceedings................................................  25
   8.4. Officer's Certificate...............................................  25
   8.5. Payment of the Closing Payment......................................  25
   8.6. Opinion of Buyer's Counsel..........................................  25
   8.7. Employment Agreement of Shareholder.................................  25
   8.8. Option Agreement....................................................  25
   8.9  Payments and Mortgage Discharge.....................................  25
9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................  25

10. INDEMNIFICATION.........................................................  26
    10.1. Obligations of the Companies and/or the Shareholder to Indemnify..  26
    10.2. Obligation of Buyer to Indemnify..................................  27
    10.3. Notice to Indemnifying Party......................................  27
    10.4. Limitation on Indemnification.....................................  28
    10.5. Relationship with Purchase Price Adjustment.......................  29
    10.6. Other Provisions..................................................  29
    10.7. Exclusive Remedy..................................................  30

11. TERMINATION.............................................................  30

12. MISCELLANEOUS...........................................................  30
    12.1. Consent to Jurisdiction...........................................  30
    12.2. Certain Definitions...............................................  31
    12.3. Publicity.........................................................  32
    12.4. Notices...........................................................  33
    12.5. Entire Agreement..................................................  34
    12.6. Waivers and Amendments............................................  34
    12.7. Binding Effect; Assignment........................................  34
    12.8. Variations in Pronouns............................................  34
    12.9. Counterparts......................................................  34
    12.10. Headings.........................................................  34
    12.11. No Strict Construction...........................................  34
    12.12. Governing Law....................................................  34
    12.13. No Third Party Beneficiaries.....................................  34

SCHEDULES:


Schedule 3.3    Working Capital Calculation
Schedule 3.3B   Advances and Shareholder Mortgage
Schedule 3.4    Gross Profit Calculation Example
Schedule 4.2    Qualifications
Schedule 4.5    Financial Statements

Schedule 4.6    Absence of Changes
Schedule 4.8    Tax Matters
Schedule 4.9    Ten Largest Customers
Schedule 4.10   Permits
Schedule 4.11   Consents
Schedule 4.12   Litigation; Claims
Schedule 4.13 Confidentiality and/or Non-Disclosure Agreements; Bonus or Other Payments
Schedule 4.13A  Compensation
Schedule 4.14   Material Agreements
Schedule 4.15   Leases
Schedule 4.17   Intangible Property
Schedule 4.18   Liens
Schedule 4.19   Material Liabilities
Schedule 4.20   Inventories
Schedule 4.21   Employee Benefit Plans
Schedule 4.22   Insurance
Schedule 4.24   Related Transactions
Schedule 4.26   Year 2000
Schedule 4.27   Bank Accounts; Powers of Attorney


EXHIBITS:

Exhibit A       Five (5) Top Performing Sales Employees
Exhibit B       List of Senior Employees
Exhibit C       Legal Opinion of Nixon Peabody LLP
Exhibit D       Arena Employment Agreement
Exhibit E       Legal Opinion of Kirkpatrick & Lockhart LLP
Exhibit F       Stock Option Agreement

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          STOCK PURCHASE AGREEMENT (this "Agreement"), dated November 12, 1999, by and between PartMiner, Inc., a New York corporation ("Buyer"), Accurate Components Inc., a New York corporation ("Accurate"), Market Trading Concepts Inc., a New York corporation ("Market Trading"; and together with Accurate, the "Companies"), and Anthony Arena (the "Shareholder").

          WHEREAS, the Shareholder is the beneficial and record owner of all of the issued and outstanding capital stock of each of Accurate (the "Accurate Shares") and Market Trading (the "Market Trading Shares"; and together with the Accurate Shares, the "Shares"); and

          WHEREAS, the Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Shareholder, the Shares, all in the manner and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

          1.   SALE AND PURCHASE OF THE SHARES.
               -------------------------------

          1.1. Sale and Purchase.  On the Closing Date (as defined below in
               -----------------
Section 2.1) and subject to the terms and conditions contained herein, the Shareholder hereby agrees to sell, convey and transfer to Buyer, and Buyer hereby agrees to purchase from the Shareholder, the Shares. On the Closing Date, the Shareholder shall deliver to Buyer, against payment by Buyer of the Closing Payment (as defined in Section 3.2 hereof), stock certificates representing all the Shares, duly endorsed in blank or with duly executed stock powers attached thereto, in proper form for transfer, free and clear of all Liens (as defined in Section 12.2 hereof).

          2.   CLOSING.
               -------

          2.1. Time and Place.  The closing of the sale and purchase of the
               --------------
Shares (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, New York, New York 10020, at 10:00 a.m., local time, on November 12, 1999, or at such other time, date and/or place as the parties may mutually agree in writing. The date upon which the Closing shall occur is hereinafter referred to as the "Closing Date."

          3.   CONSIDERATION FOR THE SHARES; PAYMENT; PURCHASE PRICE ADJUSTMENT.
               ----------------------------------------------------------------

          3.1. Amount of Purchase Price.  The aggregate purchase price for the
               ------------------------
Shares shall be the sum of (i) $7,400,000, subject to adjustment pursuant to
Section 3.3 hereof (the "Initial Purchase Price"); and (ii) any contingent payments due and payable pursuant to Section 3.4 hereof (subsections (i) and
(ii) collectively, the "Purchase Price"). The portions of the Purchase Price attributable to the Accurate Shares and to the Market Trading Shares shall be agreed to by the Shareholder and Buyer as soon as practicable following the Closing. Additionally, Buyer will pay to the Shareholder at Closing, interest at a rate of seven (7%) percent per annum on the Closing Payment for the period from and after September 30, 1999 until October 31, 1999 (i.e., $38,191); provided, that the foregoing obligation
                                        --------
of Buyer to pay interest is subject to the obligations of the Shareholder and the Companies not to take any actions or omit to take any actions in breach of this Agreement that result in an unreasonable delay of the Closing. In the event that the Closing has not occurred by December 1, 1999, and the parties at such time still intend to seek to effect the transactions contemplated hereby, the parties will meet in good faith to discuss the payment and amount of any future additional interest.

          3.2. Payment at Closing. At Closing, Buyer shall pay to the
               ------------------
Shareholder the aggregate amount of $7,400,000 less the adjustments required pursuant to Section 3.3 hereof (the "Closing Payment") for the Shares. The Closing Payment (and interest due pursuant to Section 3.1 hereof) shall be paid by Buyer's delivery to the Shareholder of a wire transfer of immediately available funds to such account(s) as shall be designated by the Shareholder.

          3.3. Closing Payment Adjustment. (a) Buyer and the Shareholder agree
               --------------------------
that the Initial Purchase Price shall be decreased by $440,769 (the "Adjustment Amount") reflecting the amount by which the Companies' "working capital" as of September 30, 1999 was less than $3,500,000. As used in this Section 3.3,
                                                             -----------
"working capital" shall mean the Companies' current assets less their current liabilities as derived from and based on, except as otherwise provided in
Schedule 3.3 hereto, the Interim Financial Statements. Interim Financial
------------
Statements shall mean the combined financial statements of the Companies as at and for the nine-month period ended on September 30, 1999 prepared by the Companies and audited by Buyer's independent auditors and which are attached as part of Schedule 4.5 hereto. "Working capital" and the Adjustment Amount have
        ------------
been calculated as set forth on Schedule 3.3 hereto.
                                -------------------

          (b)  In addition, the (i) the advances to the Shareholder listed on
Schedule 3.3B (which have been included as a current asset for purposes of
-------------
Section 3.3(a)) and (ii) the outstanding balance on the mortgage loan to the Shareholder listed on Schedule 3.3B (which balance has been included as a
                      -------------
current asset for purposes of Section 3.3(a)) shall be paid by the Shareholder by deducting such amounts from the Initial Purchase Price. At the Closing, the Companies and Buyer shall acknowledge that such advances and mortgage loan have been paid in full and the Companies shall deliver a full satisfaction and discharge of the mortgage listed on Schedule 3.3B.
                                    -------------

          3.4. Contingent Payment(s).
               ---------------------

          (a) In addition to the Initial Purchase Price, Buyer will pay up to a maximum of $1,700,000 as additional purchase price for the Shares, payable as, and subject to the provisions, set forth below, and subject to the express provisions of Section 3.4(e) hereof and the Arena Employment Agreement (as defined in Section 7.14 hereof) (the "Contingent Payments"):

               (i) If the Companies' 1999 EBIT (as defined below) shall equal or exceed $1,500,000, Buyer shall pay to the Shareholder $510,000 (the "First Contingent Payment") no later than March 31, 2000, following the completion of the audit of Buyer's consolidated financial statements for the fiscal year ended December 31, 1999 (the "1999 Audit"). As used herein, the "Companies' 1999 EBIT" shall mean the earnings of the Companies before reduction for the payment of interest and taxes for the fiscal year ended December 31, 1999. Such amount shall be determined by Buyer in connection with the performance of the 1999 Audit and in a manner consistent with the preparation and presentation of the income statement included in the Interim Financial Statements; provided, that, for the period
                                              --------
following the Closing Date through December 31, 1999, the Companies shall be treated for the purposes hereof on a stand-alone basis and any intercompany transactions between Buyer and the Companies shall be eliminated.

               (ii) If the condition set forth below in this subsection (ii) is met, Buyer shall pay to the Shareholder $1,190,000 (the "Second Contingent Payment") no later than March 31, 2001, following the completion of the audit of Buyer's consolidated financial statements for the fiscal year ended December 31, 2000 (the "2000 Audit"):

               the aggregate "gross profit" (as defined below) generated by and attributable to the Companies and the office (other than the contract manufacturing division thereat) of Buyer currently located at Airport Corporate Center, 630 Johnson Avenue, Bohemia, New York, or such other substitute location at which Buyer may install the operations presently located thereat (other than the contract manufacturing division thereat) in the future ("PartMiner Long Island"), for Buyer's fiscal year 2000 ("2000 Gross Profit") shall equal or exceed $9,751,580. As used herein, "gross profit" shall mean gross sales (revenues), less sales returns, minus direct product cost (i.e., the cost of
                                                           ---
products paid by the Companies and/or Buyer). 2000 Gross Profit shall be determined by Buyer in connection with the performance of the 2000 Audit and shall be determined in good faith by Buyer and in a manner consistent with the determination of "gross profit" based on the Interim Financial Statements, with adjustments thereto consistent with those made in determining gross profit as set forth on Schedule 3.4 hereto. Buyer represents that Schedule 3.4 fairly
             ------------                               ------------
presents the gross sales and direct product cost amounts for PartMiner Long Island for the nine-month period ended September 30, 1999. A calculation of "gross profit" for the nine months ended September 30, 1999 is set forth on
Schedule 3.4.
------------

          (b) Buyer agrees that it will cause the 1999 Audit and 2000 Audit, respectively, to be completed no later than ninety (90) days after the end of the fiscal years ending on December 31, 1999 and December 31, 2000, respectively. Buyer shall deliver to the Shareholder a copy of Buyer's audited financial statements for fiscal years 1999 and 2000 when such become generally available. Additionally, Buyer will pay to the Shareholder interest, at the rate of 10% per annum, on any Contingent Payment which is payable to the Shareholder hereunder which shall not have been paid on or before March 31, 2000 in the case of the First Contingent Payment and March 31, 2001 in the case of the Second Contingent Payment.

          (c) (i) Buyer shall provide to the Shareholder a certificate setting forth in reasonable detail all of the determinations and calculations required to be made pursuant to subsections (a)(i) and (ii) above, along with the relevant financial information and statements from which they were derived and copies of any accounting workpapers and other documentation regarding the calculations.

               (ii) Buyer shall use its commercially best efforts to permit the Companies and PartMiner Long Island operations to be conducted on a stand-alone basis and in a manner which shall readily allow the determinations of 1999 EBIT and 2000 Gross Profit to be made in accordance with subsections 3.4(a)(i) and
(ii) above. If, and to the extent that, Buyer cannot do the foregoing, Buyer shall notify the Shareholder in writing and the 1999 EBIT and 2000 Gross Profit shall be determined by Buyer, after making and giving effect to any adjustments as Buyer shall reasonably and equitably determine are necessary. Buyer further agrees that from the Closing until January 1, 2001 Buyer shall not restrict, and shall not prevent the Companies from, the hiring of employees who are dedicated to generating sales for the Companies (or Buyer in respect of the portion of Buyer's business which was operated by the Companies prior to the Closing) and PartMiner Long Island such that the number of such dedicated employees is not less than 110% of the number of such dedicated employees of the Companies and PartMiner Long Island as of the date hereof (which number the parties hereby agree is 41). Any material breach by Buyer of the provisions set forth in the immediately preceding sentence shall entitle the Shareholder to the full amount of the Second Contingent Payment whether or not the conditions to entitlement therefor shall have been satisfied.

          (d)  The parties hereby acknowledge and agree that:

               (i) any payment(s) due pursuant to this Section 3.4 shall be made by Buyer's delivery to the Shareholder of a wire transfer of immediately available funds;

               (ii) except as provided in Section 3.4(e) hereof, the First Contingent Payment and/or the Second Contingent Payment shall be payable if and only if the conditions set forth in Section 3.4(a)(i), with respect to the First Contingent Payment, and/or Section 3.4(a)(ii), with respect to the Second Contingent Payment, are satisfied in full, and that the Shareholder is not, and will not be, entitled to any partial or pro rata payments of the First Contingent Payment and/or the Second Contingent Payment; and

               (iii) the Shareholder's entitlement to the First Contingent Payment is not dependent on the Shareholder's entitlement to the Second Contingent Payment and vice-versa, and the Shareholder's failure to become entitled to either the First Contingent Payment or the Second Contingent Payment shall not impair any entitlement to the other.

          (e) Notwithstanding anything to the contrary in this Section 3.4 hereof, the Shareholder shall be entitled to be paid the Contingent Payments (not already paid) immediately in the event that the Shareholder's employment pursuant to the Arena Employment Agreement is terminated by the Company other than for Cause (as defined in the Arena Employment Agreement) or by the Shareholder for Good Reason (as defined in the Arena Employment Agreement) prior to January 1, 2001, as provided in Section 5(e)(i) of the Arena Employment Agreement (subject to Section 5(e)(i)(x) thereof).

          3.5. Dispute Resolution Procedures.  If any party disputes any
               -----------------------------
calculation or determination made pursuant to Section 3.4(a)(i) and/or (ii) hereof or any financial statements or other information from which such calculation or determination shall be derived, then within fifteen (15) calendar days of his/its receipt of the challenged calculation or determination he/it shall notify in writing the other party to this Agreement. Upon receipt of such a notice, the parties hereby agree to negotiate in good faith for a period of fifteen (15) calendar days to attempt to resolve such dispute. If the parties are unable to resolve the dispute within such fifteen (15) calendar day period then such dispute shall be promptly submitted to the American Arbitration Association's New York City office for final and binding arbitration before three arbitrators. Any such arbitration shall be resolved using the American Arbitration Association's rules for expedited commercial arbitration. Each party to the arbitration shall bear his/its own costs and expenses (including the fees of counsel, accountants and/or other experts). The fees and expenses of the arbitrator(s) shall be borne by the party against whose position the arbitrators substantially rules.

          4.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.  Subject to
               -------------------------------------------------
Section 10 hereof, the Shareholder hereby represents and warrants to Buyer as follows:

          4.1. Title to Shares.  The Accurate Shares constitute, and at Closing
               ---------------
will constitute, all of the issued capital stock of Accurate. The Shareholder is the sole beneficial and record owner of the Accurate Shares, free and clear of all Liens (as defined in Section 12.2 hereof). The Market Trading Shares constitute, and at Closing will constitute, all of the issued capital stock of Market Trading. The Shareholder is the sole beneficial and record owner of the Market Trading Shares, free and clear of all Liens. Upon delivery of the Closing Payment to the Shareholder for the Shares, Buyer shall acquire from the Shareholder good and marketable title to the Shares, free and clear of all Liens.

          4.2. Due Organization and Qualification; Subsidiaries.  Each of
               ------------------------------------------------
Accurate and Market Trading is duly organized, validly existing and in good standing under the laws of the State of New York. Each of Accurate and Market Trading has all requisite power and authority to own, lease and operate its assets and properties and to carry on its respective businesses as presently conducted and as presently contemplated. Each of Accurate and Market Trading is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property (as defined in Section 12.2 hereof) requires such qualification, except where the failure to do so is not reasonably expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Companies taken as a whole. The jurisdictions in which Accurate and Market Trading are qualified or licensed to do business are set forth on Schedule 4.2
                                                                  ------------
hereto. Neither Accurate nor Market Trading has any subsidiaries or any other equity or beneficial interest or investment in any other person (as defined in Section 12.2 hereof).

          4.3. Capitalization; Options; Shareholder Rights.
               -------------------------------------------

          (a) The authorized capital stock of Accurate consists solely of 200 shares of common stock, no par value ("Accurate Common Stock"). On the Closing Date, there will be 180 shares of Accurate Common Stock issued and outstanding, and there will not be any other shares of capital stock of Accurate issued or outstanding. All of the issued and outstanding shares of capital stock of Accurate have been duly authorized, and are validly issued, fully paid and non-assessable, except as provided in Section 630 of the New York Business Corporation Law. As of the Closing, there will be no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in Accurate. As of the Closing, there will be no bonds, debentures, notes or other indebtedness of Accurate having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any shareholder of Accurate may vote. As of the Closing, there will be no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of

Accurate or any other person would be entitled to exercise or invoke as a result of the purchase by Buyer of the Accurate Shares.

          (b) The authorized capital stock of Market Trading consists solely of 200 shares of common stock, no par value ("Market Trading Common Stock"). On the Closing Date, there will be 100 shares of Market Trading Common Stock issued and outstanding, and there will not be any other shares of capital stock of Market Trading issued or outstanding. All of the issued and outstanding shares of capital stock of Market Trading have been duly authorized, and are validly issued, fully paid and non-assessable, except as provided in Section 630 of the New York Business Corporation Law. As of the Closing, there will be no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in Market Trading. As of the Closing, there will be no bonds, debentures, notes or other indebtedness of Market Trading having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any shareholder of Market Trading may vote. As of the Closing, there will be no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of Market Trading or any other person would be entitled to exercise or invoke as a result of the purchase by Buyer of the Market Trading Shares.

          4.4. Constituent Documents. True and complete copies of Accurate's and
               ---------------------
Market Trading's Certificates of Incorporation and By-laws as in effect on the date hereof (collectively, the "Constituent Documents"), have been delivered to Buyer. True and correct copies of the minute books, stock books and stock transfer records of Accurate and Market Trading shall have been provided to Buyer or its counsel prior to the Closing.

          4.5. Financial Statements. The audited combined balance sheets and
               --------------------
related statements of income and cash flow of the Companies as at and for the fiscal year ended on December 31, 1998 (the "1998 Financial Statements") and the Interim Financial Statements (the Interim Financial Statements and the 1998 Financial Statements are collectively referred to herein as the "Financial Statements"), true and complete copies of all of which have been delivered to Buyer and are attached hereto as Schedule 4.5, present fairly in all material
                                 ------------
respects the financial condition of the Companies as at the dates indicated therein and the results of operations of the Companies for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP consistently applied. The financial books and records of the Companies are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the bases for the financial condition and results of operations of the Companies set forth in the Financial Statements.

          4.6. Absence of Changes. Except as set forth on Schedule 4.6 hereto,
               ------------------                         ------------
since September 30, 1999 or, in respect of subsections (v), (vii) and (viii) below, since June 30, 1999, there has not been (i) any significant adverse change in the financial condition, results of operations, assets, business or prospects of the Companies, (ii) any repayments of any indebtedness or any borrowing of or agreement to borrow any money or any Liabilities (as defined in Section 12.2 hereof) incurred by the Companies, other than current Liabilities incurred in the ordinary course of business, (iii) any asset or property of the Companies made subject to a Lien, (iv) any waiver of any valuable right of the Companies, or the cancellation or reduction of any material debt or claim held by the Companies, (v) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of the Companies, (vi) any issuance of any stocks, bonds or other securities of the Companies or options, warrants or rights or agreements or commitments to purchase or issue such securities, (vii) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Companies, except with respect to tangible assets effected in the ordinary course of business to persons not related to the Companies, (viii) any loan by the Companies to any officer, director, employee or shareholder of the Companies, (ix) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Companies, (x) any material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Companies (it being agreed that any increase at a rate of $5,000 or more per annum for an individual or at the rate of $25,000 or more per annum for all individuals shall be deemed material), (xi) any purchase or other acquisition of assets or property other than in the ordinary course of business, (xii) any change in the accounting methods or practices followed by the Companies, (xiii) any operation of the business of the Companies outside of the ordinary course of business and/or inconsistent with past practice, or (xiv) except as provided by this Agreement, any commitment or agreement (contingent or otherwise) to do any of the foregoing.

          4.7. Power and Authority. Each of Accurate and Market Trading has the
               -------------------
requisite corporate power and authority to execute and deliver this Agreement and all other agreements and certificates contemplated by this Agreement and to perform its obligations hereunder and thereunder. The Shareholder represents and warrants that he is legally competent to execute and deliver this Agreement and all other agreements contemplated by this Agreement and to perform his obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Accurate and Market Trading. This Agreement has been duly executed and delivered by each of Accurate and Market Trading and the Shareholder and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligation of each such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing.

          4.8. Tax Matters. Except as set forth on Schedule 4.8 hereto, the
               -----------                         --------
Companies have timely filed all Tax Returns (as defined in Section 12.2 hereof), that they have been required to file through September 30, 1999 except for Tax Returns in respect of the accruals for Taxes payable on the Interim Financial Statements, and have timely paid in full all Taxes (as defined in Section 12.2 hereof) which are due and payable by them pursuant to such Tax Returns. True and complete copies of the Tax Returns of the Companies for the tax years ended December 31, 1997 and December 31, 1998 have previously been delivered to Buyer. To the Companies' and the Shareholder's knowledge, as of September 30, 1999, the Companies had no liabilities for unpaid Taxes, except for possible liabilities which may exist for unpaid Taxes in respect of the matters set forth in that certain letter agreement dated as of the date hereof among the parties (the "Agreed Tax Items") for which certain accruals have been made in the Interim Financial

Statements. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns of the Companies are currently in effect or are currently proposed. The Companies have collected or withheld and paid over to the proper governmental or regulatory bodies all employee withholding Taxes required to be so collected or withheld and paid over as of September 30, 1999 under all applicable Laws (as defined in Section 4.10 hereof) or have made adequate accruals therefor in the Interim Financial Statements. No action, investigation, audit, claim or assessment is presently pending or, to the Companies' and the Shareholder's knowledge (as defined in Section 12.2 hereof), threatened with regard to any Taxes that relate to the Companies for which either of the Companies is or could reasonably be expected to be liable. There is no unresolved claim by a taxing authority in any jurisdiction where either of the Companies does not anticipate to file Tax Returns that it is or could reasonably be expected to be subject to taxation by such jurisdiction. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any assets or property of the Companies.

          Neither of the Companies (i) has elected to be treated as a collapsible corporation pursuant to Section 341(f) of the Code (as defined in Section 12.2 hereof); (ii) is treated as a Subchapter S corporation pursuant to
Section 1362(1) of the Code; (iii) since January 1, 1999, has made any other election pursuant to the Code (other than elections that relate solely to matters of accounting, depreciation, or amortization) that could reasonably be expected to have an adverse effect on it, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or assets; or (iv) has at any time filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent prior to Closing. The Companies have not made any payments, are not obligated to make any payments and are not a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G or Section 162(m) of the Code. Neither of the Companies is a party to any tax allocation or sharing agreement, and neither has any liability for the Taxes of any entity under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          4.9. Customers. Neither of the Companies nor the Shareholder has
               ---------
received any notice and has not otherwise been notified that any of the ten (10) largest customers of the Companies for the period from January 1, 1999 to the date of this Agreement (a true and correct list of which is attached as Schedule
                                                                        --------
4.9 hereto) intends to terminate its business arrangements with the Companies or
---
to substantially reduce its level of purchases from the Companies from the level of purchases it has made in such prior period. The Companies and the Shareholder have advised Buyer that the Companies' ten (10) largest customers in any given period, and the sales by such customers, vary from year to year as indicated in the sales reports previously provided to Buyer.

          4.10. Compliance with Laws; Permits. The Companies are and have been
                -----------------------------
in compliance with all federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to them or any of their properties or operations, including, without limitation, all Environmental Laws (as defined in
Section 12.2 hereof) and all Laws concerning export-import regulation and control. Neither of the Companies have received any notice of any uncured violation or alleged violation of any Law by it. The Companies have all licenses, permits, orders and approvals of federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of their businesses and operations as currently conducted (collectively, the "Permits"). All such Permits of the Companies are set forth on Schedule 4.10 hereto and are valid and in full force and effect. No
   -------------
violations have occurred in respect of any such Permit and no action or proceeding is pending or, to the Companies' and the Shareholder's knowledge, threatened to revoke or limit any such Permit. All such Permits are renewable by their terms or in the ordinary course of business without the need of the Companies or Buyer complying with any special qualifications or procedures or paying any amounts other than routine filing fees.

          4.11. No Breach; Consents; Change of Control Payments. The execution,
                -----------------------------------------------
delivery and performance of this Agreement by the Companies and the Shareholder and the consummation of the transactions contemplated hereby and thereby will not (i) result in any Lien upon any of the property of the Companies or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or with notice or lapse of time or both would constitute) a default or termination under (a) any of the Constituent Documents; (b) any instrument, contract or other agreement to which Accurate or Market Trading or the Shareholder is a party or by or to which Accurate or Market Trading or the Shareholder or any of their properties are bound or subject, except to the extent that any Consent listed on Schedule 4.11 is
                                                         -------------
required in connection with the transactions contemplated and has not been obtained; (c) any Law applicable to the Companies or any of their properties or operations; or (d) any Permit. Except as set forth on Schedule 4.11, no consent,
                                                      -------------
approval or authorization of, or declaration or filing with, any governmental authority or other person ("Consent") is required on the part of either Accurate or Market Trading in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no payments, Liabilities or obligations under or pursuant to any Law or contract or other agreement to which either of the Companies is a party which are required to be made or performed by either Accurate or Market Trading to any person, arising out of or as a result of any change of control of either Accurate or Market Trading or the transactions contemplated by this Agreement.

          4.12.  Litigation; Claims. Except as set forth on Schedule 4.12
                 ------------------
hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to the Companies' and the Shareholder's knowledge, threatened against or affecting the Companies or any of their properties or assets. Except as set forth on Schedule 4.12, to the Companies' and the Shareholder's knowledge, no person has notified the Companies of a material claim against either of the Companies alleging any personal, property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of or services rendered by the Companies, other than routine claims for return of goods, including for allegedly defective products, supplied by the Companies which have been or are subject to replacement or credit only in accordance with the Companies' standard product warranties, which claims are not material in the aggregate. There is no judgment, order, injunction, decree or award against either of the Companies which is not satisfied and remains outstanding.

          4.13.  Employment Matters. The Companies have not at any time during
                 ------------------
the last three (3) years had, nor, to the Companies' and the Shareholder's knowledge, is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material controversies or grievances pending or, to the Companies' and the Shareholder's knowledge, threatened between either of the Companies and any of its employees. No union or other collective bargaining unit has been certified or formally recognized by either of the Companies. Schedule 4.13 hereto sets forth a complete list of the
                  -------------
employees of the Companies who have executed confidentiality or non-disclosure agreements, copies of all of which have been previously provided to Buyer. Neither the Companies nor the Shareholder is aware that any officer or key employee intends to terminate his/her employment with the Companies. Except pursuant to and in accordance with the terms of the plans and arrangements listed on Schedule 4.21 hereto and as set forth on Schedule 4.13, no bonuses,
          -------------                            -------------
profit sharing, incentive payments, and no increases in compensation in excess of the rate of $5,000 per annum for any individual employee, have been paid, accrued or granted by the Companies for any period after the date of the Interim Balance Sheet. Schedule 4.13A lists the names, title or job description, and
               --------------
annual salary for 1999 (as of October 31, 1999) of all employees, officers and directors of the Companies.

          4.14.  Material Agreements. Schedules 4.13, 4.14 and 4.15 hereto set
                 -------------------   ----------------------------
forth a true and correct list of each contract or other agreement (as defined in
Section 12.2 hereto) to which either of the Companies is a party or by or to which any of the Companies' properties are bound or otherwise subject, other than outstanding purchase orders entered into or accepted in the ordinary course of business by the Companies and which involve an amount less than $50,000 for purchase order(s) for any particular customer, that (i) requires payments or performance having a stated value in excess of $25,000 in any 12-month period or $50,000 in the aggregate and which may not be cancelled by thirty (30) days or less notice without penalty; (ii) has not been made in the ordinary course of business and/or the performance of which, by its terms, extends over a period greater than ninety (90) days and is not cancelable by the Companies at any time without penalty; (iii) is an employment, consulting, non-competition or indemnification agreement; (iv) is a franchise, distributorship, licensing, supply or sales agency agreement; (v) is an agreement providing for the sale, acquisition or lease of any properties of the Companies other than in the ordinary course of business; (vi) is a mortgage, pledge, security agreement or other similar agreement with respect to any tangible or intangible property of the Companies; (vii) is a loan agreement, credit agreement, promissory note, guaranty, letter of credit or any other similar type of agreement; (viii) is a retainer agreement with attorneys, accountants, investment bankers or other professional advisers; (ix) is an agreement with any governmental authority or agency; (x) is an agreement relating to a patent, trademark, copyright or other item of Intangible Property (as defined in Section 4.17 herein); (xi) is an agreement referred to in Section 4.24 hereof; (xii) is an agreement otherwise material to the operations, business or financial condition of the Companies taken as a whole; or (xiii) is a commitment or agreement to enter into any of the foregoing (collectively, "Material Agreements"). True and correct copies of all written Material Agreements (or forms thereof) have been delivered to Buyer and, except as set forth on Schedule 4.14, each Material Agreement is a valid
                            -------------
agreement in accordance with its terms and the Companies are in compliance with the provisions of each such Agreement and no other party thereto is, to the Companies' and the Shareholders' knowledge, in material default thereunder.

          4.15. Real Estate. Neither of the Companies owns, in fee or otherwise,
                -----------
or has the right or obligation to acquire any real property or buildings.
Schedule 4.15 hereto sets forth all leases, subleases or other agreements (oral
-------------
or written) pursuant to which the Companies have the right to use or occupy any real property. True and correct copies or summaries of such leases, subleases and other agreements have been delivered to Buyer and each is a valid agreement in accordance with its terms, and the Companies are in compliance with the provisions of each such agreement and no other party thereto is, to the Companies' and the Shareholders' knowledge, in material default thereunder.

          4.16.  Accounts and Notes Receivable; Payables. All accounts and notes
                 ---------------------------------------
receivable reflected on the Interim Balance Sheet have arisen from bona fide
                                                                   ---- ----
transactions in the ordinary course of business and are good and fully collectible in the ordinary course of business at the aggregate recorded amounts thereof on the Interim Balance Sheet, net of any applicable reserve for doubtful accounts reflected on the Interim Balance Sheet. All accounts and notes receivable of the Companies that arose after the date of the Interim Balance Sheet through the date hereof are the result of bona fide transactions in the
                                                ---- ----
ordinary course of business. There are no recoupments, set-offs or counterclaims in respect of any such receivables reflected on the Interim Balance Sheet, and other than routine claims for return of goods, including for allegedly defective products, supplied by the Companies which have been or are subject to replacement or credit only in accordance with the Companies' standard product warranties or warranties set forth in the Material Agreements listed on items 12, 13 and 14 of Schedule 4.14 hereto, which claims are not material in the
                 -------------
aggregate. All accounts payable of the Companies, as reflected on the Interim Balance Sheet or arising after the date thereof, are the result of bona fide
                                                                   ---- ----
transactions in the ordinary course of business consistent with past practice. No guarantee of collectibility of any receivables which arose after September 30, 1999 or which are not reflected in the Interim Financial Statements is intended or shall be deemed made pursuant to this Section 4.16.

          4.17.  Intangible Property.  Schedule 4.17 hereto sets forth all
                 -------------------   -------------
United States and foreign patents, registered copyrights, registered trademarks, service marks and trade names, applications for any of the foregoing, and written permits, grants, options and licenses or other rights in writing running to or from the Companies relating to any Intangible Property (as defined below) which are material to the Companies' business. The Companies have either all right, title and interest in or valid and binding rights under contract in accordance with the terms thereof to use all items of Intangible Property material to, or necessary to conduct, the business of the Companies. None of the Intangible Property owned by the Companies infringes upon or violates any rights owned or held by any other person. There is not pending nor, to the Companies' and the Shareholder's knowledge, threatened, any claim, suit or action against the Companies contesting or challenging the rights of the Companies in or to any Intangible Property or the validity of any of the Intangible Property. To the Companies' and the Shareholder's knowledge, there is no infringement upon or unauthorized use of any of the Intangible Property owned by the Companies by any third party. Except as set forth on Schedule 4.17 hereto, there are no material
                                    -------------
restrictions on the direct or indirect transfer of any contract, or any interest therein, held by the Companies in respect of any item of Intangible Property disclosed on Schedule 4.17. The Companies are not in default (or with the giving
             -------------
of notice or lapse of time or both, would be in default) under any contract to use the Intangible Property required to be disclosed on Schedule 4.17. Neither
                                                        -------------
the Shareholder (nor any "associate" thereof) nor any officer, director or "affiliate" of the Companies ("affiliate" and "associate," as defined in Section
12.2 hereof) has any right to or interest in any Intangible Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

          "Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and tradename rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights used in the business of the Companies, in each such case, including all forms (e.g., electronic media, computer disks, etc.) in which such items are recorded.

          4.18.  Title to Properties and Assets.  The Companies have good title
                 ------------------------------
to all of their properties and assets purported to be owned by them which are reflected as assets on the balance sheet included in the Interim Financial Statements (the "Interim Balance Sheet") and those not so reflected on the Interim Balance Sheet because not required to be reflected thereon, but which are used in the Companies' business, or because acquired by the Companies since the date of the Interim Balance Sheet (except for inventory and other assets disposed of in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet), free and clear of any Lien, except
(i) Liens for Taxes not yet due and payable; (ii) Liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate; (iii) those Liens listed on Schedule 4.18 hereto; (iv) in respect of
                                       -------------
those original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and set forth on Schedule 4.14 hereto; (v) in respect of restrictions contained in the leases
   -------------
and licenses of Intangible Property set forth on Schedule 4.14 and subject to
                                                 -------------
any subsequent recording or registration to perfect title to any Intangible Property; and (vi) routine claims for return of goods, including for allegedly defective products, supplied by the Companies which have been or are subject to replacement or credit only in accordance with the Companies' standard product warranties or warranties set forth in the Material Agreements listed on items 12, 13 and 14 of Schedule 4.14, which claims are not material in the aggregate
                 -------------
(collectively, "Permitted Liens"). Other than in the ordinary course of business and other than pursuant to the terms of this Agreement or any Material Agreement, no person has any written or oral agreement, option, understanding, commitment or any right or privilege to purchase, lease or license from the Companies any of the Companies' properties or assets.

          4.19.  No Undisclosed Liabilities.  Except as set forth on Schedule
                 --------------------------                          --------
4.19 hereto, the Companies have no material Liabilities (as defined in Section
----
12.2 hereof), including guarantees and indemnities by the Companies of Liabilities of any other person, other than (i) Liabilities as and to the extent reflected on the Interim Balance Sheet; or (ii) Liabilities incurred by the Companies since the date of the Interim Balance Sheet (none of which is a material Liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) in the ordinary course of business consistent with past practice and adequately reflected on the books and records of the Companies; or (iii) the Companies' obligations under purchase orders, the Material Agreements and other contracts entered into in the ordinary course of business.

          4.20.  Inventories.  All items of inventory reflected on the Interim
                 -----------
Balance Sheet or acquired by the Companies since the date of the Interim Balance Sheet are merchantable and fit for the specific purpose for which they are to be used and consist of a quantity and quality usable and salable in the ordinary course of business, except for obsolete or defective materials, all of which have been written down to net realizable value or have been adequately reserved against on the books and records of the Companies (and on the Interim Balance Sheet, to the extent applicable) in accordance with GAAP consistently applied, and are reflected on such books and records at the lower of cost or market value, the cost thereof being determined on a first-in, first-out basis in accordance with GAAP consistently applied.

          4.21.  Employee Benefit Plans.  Schedule 4.21 hereto contains a true
                 ----------------------   -------------
and complete list of all pension, profit sharing, retirement, deferred compensation, incentive, bonus, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements maintained by the Companies (or any affiliate thereof) or under which the Companies have any obligations (other than obligations to make current wage or salary payments) in respect of any of the employees of the Companies or their beneficiaries (each individually, an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"). The Companies have delivered to Buyer true and complete copies of all material documents, as such may have been amended to the date hereof, embodying the Employee Benefit Plans, all trust documents, all available determination letters issued by the Internal Revenue Service (the "IRS"), employee booklets, summary and descriptions, the most recent compliance and nondiscrimination tests (if any), the most recent Form 5500 reports, standard COBRA forms and notices, any correspondence or inquiry by the IRS or the Department of Labor, and any material employee communications, in each case relating to any Employee Benefit Plan. A true and complete copy of the Companies' personnel manuals have been delivered to Buyer. The Companies' policies and methods in respect of vacation time are accurately set forth in such manuals delivered to Buyer and on Schedule 4.21. Except in respect to the
                                       -------------
plans and arrangements set forth in Schedule 4.21 and as provided by Section
                                    -------------
6.2(e) hereof, the Shareholder hereby acknowledges that neither he nor the Companies have any agreements or understandings (in writing or orally) with any employees of the Companies concerning their employment by the Companies or Buyer following the Closing.

          All Employee Benefit Plans have complied in form, operation and administration with their respective provisions, any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and all other applicable Laws. All contributions to and payments from the Employee Benefit Plans which have been required to be made in accordance with the provisions of the Employee Benefit Plans and, where applicable, ERISA and the Code have been made or are adequately accrued and reflected on the books and records of the Companies. There are no unfunded Liabilities in respect of any such Employee Benefit Plan. Neither of the Companies, nor, to the Companies' and the Shareholder's knowledge, any of their officers, employees or agents has committed any breach of fiduciary responsibility with respect to the Employee Benefit Plans to which ERISA is applicable which could subject Buyer or the Companies to any Liability under ERISA. The Companies are not and have never been obligated to make contributions to any multiemployer plan, as defined under ERISA. The Companies do not have any early retirement options or plans pursuant to which employees may choose to take early retirement. No shares of capital stock are reserved and/or eligible to be issued pursuant to any stock option, stock appreciation, stock grant or similar plan of the Companies.

          4.22.  Insurance.  Schedule 4.22 hereto sets forth a true and complete
                 ---------   -------------
list or general description of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, business interruption or other insurance held by or on behalf of the Companies (true and complete copies of all of which policies and binders have been delivered to Buyer) specifying the insurer, the policy number or covering note number with respect to binders, and describing any pending claim(s) thereunder. All of such policies and binders are in full force and effect. The Companies are not in default with respect to any provision contained in any such policy or binder. The Companies have not received or given a written notice of cancellation or non-renewal with respect to any such policy or binder.

          4.23.  No Misrepresentations. To the Companies' and the Shareholder's
                 ---------------------
knowledge, this Agreement (including the Schedules and Exhibits hereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          4.24.  Transactions with Related Parties.  Except as set forth on
                 ---------------------------------
Schedule 4.24 hereto and except for compensation and benefits provided as set
-------------
forth on Schedules 4.13 and 4.21, neither the Shareholder (nor any associate
         -----------------------
thereof), any director, officer or affiliate of the Companies nor any of their respective immediate family members: (i) has borrowed money from or loaned money to the Companies which has not been repaid; (ii) has any contractual, tort or other claim, express or implied, of any kind whatsoever against either of the Companies; (iii) has an interest in any property, rights or assets owned and/or used by the Companies in their businesses; or (iv) except for the employment arrangements set forth on Schedules 4.13 and 4.21 of this Agreement, is party to
                          -----------------------
a contract or other agreement with either of the Companies or is engaged in any material transaction or arrangement with either of the Companies.

          4.25.  Environmental Matters.  The Companies have: (i) complied with
                 ---------------------
all Environmental Laws; (ii) not received any notice from any governmental authority that any real property now or formerly owned, leased, managed, operated or otherwise used by them is on any Federal, state or foreign "superfund" or similar list or has been the site of any activity giving rise to any Liability; (iii) not received any notice of any Environmental Claim (as defined in Section 12.2 hereof); and (iv) stored, handled, used, released, discharged and disposed of all substances used in their operations and wastes or by-products from their operations, whether Hazardous Materials (as defined in Section 12.2 hereof) or not, in compliance with all Environmental Laws. No Hazardous Materials or other substances or wastes have been spilled, released, discharged or disposed of from, on or under any property owned, leased or operated by the Companies during the Companies' occupancy and use thereof in violation of any Environmental Laws. The Companies have no Liability with respect to the clean-up or remediation of any treatment, storage or disposal site or facility in respect of any violation of Environmental Laws. The Companies have provided to Buyer true and complete copies of any environmental and Hazardous Materials reports, studies and assessments in their possession or control with respect to their leased or operated real properties and/or any land adjacent thereto.

          4.26.  Year 2000.  Except for those portions of the Companies'
                 ---------
information technology systems set forth on Schedule 4.26 hereto, all of the
                                            -------------
Companies' information technology systems which are used in, or required for the conduct of, the Companies' businesses as currently conducted are designed to be used or have been reprogrammed to permit the proper functioning, in and following the calendar year 2000 without material error or delay relating to date data and in order to calculate, to compare, to sequence, to display, to store, to transmit, or to receive year-2000 date-related data, and will not otherwise fail: (i) to deal with or account for transitions or comparisons from, into and between the years 1999 and 2000 accurately; (ii) to recognize or accurately to process any specific date in 1999 or 2000; or (iii) to account accurately for the year 2000's status as a leap year, including recognition and processing of the correct date on February 29, 2000.

          4.27.  Bank Accounts; Powers of Attorney.  Set forth on Schedule 4.27
                 ---------------------------------                -------------
hereto is a list of each bank or other financial institution at which either of the Companies maintains an account or safe deposit box, the corresponding number of each such account or safe deposit box and the names of all persons holding check-signing or withdrawal power or other authority with respect thereto. Also set forth on Schedule 4.27 are true and complete copies of all powers of
             -------------
attorney in effect in respect of either of the Companies.

          4.28.  Brokers.  Neither of the Companies nor the Shareholder has made
                 -------
any agreement or taken any other action causing anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

          4.29.  Disclosure Schedules.  All Schedules to this Agreement are
                 --------------------
integral parts of this Agreement. Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Companies and the Shareholder are responsible for preparing and arranging the Schedules corresponding to the numbered Sections contained herein. Any fact or item disclosed on any Schedule hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

          4.30.  Other Shareholder Representations.  The Shareholder hereby
                 ---------------------------------
acknowledges that Buyer has informed him that it is contemplating an initial public offering of its equity securities, and agrees not to use or disclose such information other than directly in connection with the transactions contemplated hereby or disclosure to employees, officers or directors of Buyer in connection with Buyer's business, and further agrees that neither the Purchase Price nor the provisions of the Arena Employment Agreement shall be affected or modified regardless of whether or not such offering shall be consummated, or, if consummated, the time of such consummation.

          4.31.  No Other Representations.  Except for the representations and
                 ------------------------
warranties contained in Section 3.4(c)(ii) and this Section 4, neither the Shareholder nor the Companies makes any express or implied representation or warranty to Buyer or any other person.

          5.     REPRESENTATIONS AND WARRANTIES OF BUYER.  Subject to Section 10
                 ---------------------------------------
hereof, Buyer hereby represents and warrants to the Shareholder as follows:

          5.1.   Due Organization.  Buyer is a corporation duly organized,
                 ----------------
validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted.

          5.2.   Power of Buyer.  Buyer has the requisite corporate power and
                 --------------
authority to execute and deliver this Agreement and all other agreements and certificates contemplated by this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenants of good faith and fair dealing.

          5.3.   No Breach.  The execution, delivery and performance of this
                 ---------
Agreement, and all other agreements and certificates contemplated by this Agreement, by Buyer and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or constitute (or with notice or lapse of time or both would constitute) a default under (i) any of the Certificate of Incorporation, By-Laws or other organizational documents of Buyer; (ii) any material instrument, contract or other agreement to which Buyer is a party or by or to which it or any of its properties is bound or subject; or (iii) any Law or Permit applicable to Buyer or any of its properties or operations.

          5.4.   Governmental and Other Consents.  No consent, approval or
                 -------------------------------
authorization of, or declaration or filing with, any governmental authority or other person is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby. There is no suit or action, administrative, arbitration or other proceeding or governmental investigation pending, or to the knowledge of Buyer, threatened against Buyer with respect to the transaction contemplated by this Agreement or which is reasonably expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Buyer taken as a whole.

          5.5.   Brokers.  Buyer has not made any agreement or taken any other
                 -------
action causing anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

          5.6.   Investment in Shares.  Buyer acknowledges that the Shares are
                 --------------------
not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws and that the Shares are being sold to Buyer in reliance upon the representations and warranties contained in this Section 5.6. Buyer further understands that the sale of the Shares is intended to be exempt from registration under the Securities Act and under any applicable state securities laws. In furtherance thereof, Buyer represents and warrants to and agrees with the Shareholder that (i) Buyer is purchasing the Shares for Buyer's own account, for investment purposes only and not with a view to the resale or distribution thereof except in compliance with the Securities Act and any applicable state and foreign securities laws and (ii) Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          6.   COVENANTS AND AGREEMENTS.
               ------------------------

          6.1. Pre-Closing Covenants and Agreements.  The parties covenant and
               ------------------------------------
agree to perform or take any and all such actions to effectuate the following from the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms:

          (a)  Ongoing Operations.  The Companies shall, and the Shareholder
               ------------------
shall cause the Companies to, conduct their businesses diligently and substantially in the same manner as heretofore conducted and use reasonable best efforts to preserve the present relationships between the Companies on the one hand and their suppliers, distributors, customers and others having business relations with either of them on the other, and shall not, except with Buyer's prior written consent: (i) declare, make or pay any distributions or dividends on their capital stock or any other equity securities not reflected in the Interim Financial Statements; (ii) make or grant any increases in salary or other compensation or bonuses to employees (other than in connection with arrangements or agreements in effect as of the date hereof and specifically disclosed in writing to Buyer) in excess of a rate of $5,000 per annum for any individual employee or a rate of $25,000 per annum for all employees, or grant any employee any severance or termination pay except in accordance with the Companies' existing policies as set forth in the personnel manuals delivered to Buyer pursuant to Section 4.21 hereof, or establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, pension, retirement, deferred compensation, policy or arrangement for the benefit of any directors, officers or employees; (iii) make any material general adjustment in the type or hours of work of their employees; (iv) enter into or amend any agreement or transaction with any person or entity who or which is an associate or an affiliate of the Companies or the Shareholder; (v) permit or engage in any of the actions or transactions set forth in Sections 4.6 (to the extent not otherwise covered by this Section 6.1(a)) and 4.24 hereof; (vi) acquire, exchange, lease, license or dispose of any property or assets, other than in the ordinary course of business; (vii) issue or grant any shares of capital stock or other securities, whether or not such are exercisable for, convertible into or exchangeable for shares of capital stock or such other securities; (viii) amend or repeal any of their Constituent Documents; (ix) incur any indebtedness or permit any of their assets or property to become subject to any Lien other than Permitted Liens (as defined in Section 4.18 hereof) and indebtedness incurred in the ordinary course of business; (x) make any capital expenditure in excess of $50,000; (xi) enter into, terminate or amend any Material Agreement; (xii) discount, collect or write-off any accounts or notes receivables other than in the ordinary course of business; (xiii) waive any valuable right of the Companies; (xiv) operate the business of the Companies outside of the ordinary course of business except as required by this Agreement; or (xv) enter into any agreement to take any of the foregoing actions except as required by this Agreement.

          (b)  Investigation by Buyer.  Buyer may, through its representatives
               ----------------------
(including, without limitation, its counsel, accountants and consultants), make such investigations of the properties, offices and operations of the Companies upon reasonable prior notice and such review or audit of the financial condition of the Companies as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigations enabling it to familiarize itself with such properties, offices, operations and financial condition; provided, that no unreasonable interference
                                    --------
with the normal business operations of the Companies shall thereby be caused. Such investigations shall not, however, affect or limit any of the Companies' or the Shareholder's representations, warranties and agreements hereunder. The Companies shall permit Buyer and its authorized representatives, subject to the foregoing provisions of this Section 6.1(b) and Section 6.2(c)(ii) hereof, to have full access to the premises upon reasonable prior notice and to all books and records of the Companies, and Buyer shall have the right to make copies thereof and excerpts therefrom. The Companies shall, subject to Section 6.2(c)(ii) hereof, furnish Buyer with such financial, customer, supplier and operating data and other information with respect to the Companies as Buyer may from time to time reasonably request and shall, and the Shareholder shall cause the Companies to, permit Buyer and its authorized representatives, at Buyer's reasonable request, to contact suppliers, distributors, customers and others having business relationships with the Companies.

          (c)  Further Assurances.  Each of the parties shall on or after the
               ------------------
Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and to effectuate the transactions contemplated in this Agreement. Each such party shall use his/its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing within such party's control, including obtaining any Consents (without being required to pay any third person (other than his/its attorneys) to obtain the same) required in connection herewith. Following the Closing, the Shareholder shall, at the Buyer's request and expense, cooperate with and assist Buyer in obtaining the Consent referred to on item 1 of Schedule 4.11 hereto (without being required to
                                 -------------
pay any third person (other than his attorneys) to obtain the same).

          (d)  Additional Disclosure.  The Companies and the Shareholder shall
               ---------------------
promptly furnish Buyer with any information it may reasonably request with respect to (i) the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement not to be fulfilled and/or (ii) any material adverse change in the financial condition, business or prospects of the Companies. In addition, any contract or other agreement of the Companies entered into between the date hereof and the Closing Date that would have been required to be listed on Schedule 4.14 hereto if entered into prior to the date
                         -------------
hereof shall be delivered to Buyer by the Companies promptly after being entered into and shall be deemed to be a Material Agreement for all purposes of this Agreement.

          (e)  Exclusive Dealings.  The Companies (including any affiliates and
               ------------------
associates thereof) and their respective officers and directors, and the Shareholder shall not at any time prior to the earlier of the Closing or November 30, 1999, directly or indirectly, (i) encourage, solicit, initiate or participate in any discussions or negotiations with, furnish any information to or entertain or accept any inquiry or proposal from any person other than Buyer, regardless of the form of the proposed transaction, concerning the potential or proposed sale, exchange or transfer of any equity or debt securities or other interests of either of the Companies (whether or not presently outstanding) or any material assets of the Companies (other than inventory in the ordinary course of business), or the merger, recapitalization, combination or consolidation of either of the Companies with any other person or (ii) cause or permit either of the Companies to dissolve or liquidate. In the event that either of the Companies and/or the Shareholder shall receive any solicitation, offer, inquiry or proposal of the type described in this Section 6.1(e), it/he will promptly notify Buyer. If, at any time prior to the earlier of the Closing or November 30, 1999, Buyer determines not to proceed with the transactions contemplated by this Agreement, it shall so notify in writing the Companies and the Shareholder, and the Companies and the Shareholder shall thereupon be released from the restrictions set forth in this Section 6.1(e).

          (f)  Resignations.  On or before the Closing Date, the Shareholder
               ------------
shall cause to be delivered to Buyer duly executed resignations, effective immediately after the Closing, of those officers and directors of the Companies as shall be requested by Buyer in writing delivered to the Shareholder on or before the third business day prior to the Closing.

          (g)  Records.  On the Closing Date, the Shareholder shall deliver or
               -------
cause to be delivered to Buyer or make available to Buyer at the Companies' office all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records") in the possession or control of the Shareholder relating to the Companies.

          (h)  Fees and Disbursements.  Buyer will pay the reasonable costs
               ----------------------
associated with the audit of the Interim Financial Statements, including the reasonable costs of Brian Golub in connection therewith. Except as provided in the preceding sentence, Buyer and the Shareholder (and not the Companies) shall pay their own costs and expenses, including the fees and disbursements of any counsel and accountants retained by each of them, incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

          (i)  Maintenance of Insurance.  The Companies shall maintain in full
               ------------------------
force and effect their current insurance policies, unless simultaneously with such termination or lapse replacement policies shall be in full force and effect that provide coverage at levels and amounts equal to or greater than the coverage under such current policies.

          (j)  Transfer Taxes. Notwithstanding anything to the contrary
               --------------
contained herein, the Shareholder and Buyer shall each be responsible for fifty (50%) percent of all sales, use, transfer, real property transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees imposed upon or incurred in connection with the transactions contemplated by this Agreement (collectively, the "Transfer Taxes") and all necessary Tax Returns and other documentation with respect to any Transfer Taxes shall be filed by the party required to do so by applicable Law.

          (k)  Supplemental Disclosure.  The parties agree that, with respect to
               -----------------------
their representations and warranties made in this Agreement, they will have a continuing obligation to promptly supplement and/or amend all Schedules to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement.

          6.2. Post-Closing Covenants and Agreements.  Buyer and the Shareholder
               -------------------------------------
covenant and agree from and after the Closing Date as follows:

          (a)  Non-Interference.  The Shareholder shall not, at any time during
               ----------------
the time commencing on the Closing Date and continuing until the later of (i) the fifth anniversary of the Closing Date and (ii) the second anniversary of the termination for any reason (including the expiration of the term thereof) of his employment by Buyer (the "Restricted Period"), directly or indirectly, (x) recruit any employee of Buyer or the Companies or solicit or induce, or attempt to solicit or induce, any employee of the Companies to terminate his employment with, or otherwise cease his relationship with Buyer or the Companies or (y) solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Buyer or the Companies that were contacted, solicited or served by Buyer or the Companies while the Shareholder was employed or retained by, or affiliated with Buyer and/or, the Companies.

          (b)  Non-Compete.  The Shareholder shall not, at any time during the
               -----------
Restricted Period, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or retained by, render services to, provide financing or advice to, or otherwise be connected in any manner with any business that then competes with any business of Buyer and/or the Companies; provided, that nothing in this
                                            --------
Section 6.2(b) shall prohibit the Shareholder (including his respective affiliates and associates and any "group" (as such term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) of which such person is a member) from acquiring up to three (3%) percent of any class of outstanding equity securities of any corporation or other entity whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market."

          (c)  Confidentiality.  (i) The Shareholder acknowledges that all
               ---------------
information concerning each of the Companies' business, financial condition, operations, strategies and prospects, including, but not limited to, customer, supplier and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, products, services, production, development, technology and processes and all related technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data relating to the Companies are valuable, special and unique assets of the Companies (collectively, the "Confidential Information"); provided, however, that Confidential Information shall not
               --------  -------
include any information that (x) is or shall become generally known to the public (other than as a result of a breach of this Agreement by the Shareholder); (y) shall become available to a disclosing party from an unaffiliated third party; provided, that such party shall not be under any
                          --------
obligation of confidentiality known to the Shareholder to another party to this Agreement; or (z) is required by law or court order to be disclosed; provided,
                                                                     --------
that the disclosing party shall give all other parties to this Agreement prompt written notice of any such legal or judicial process requiring disclosure of Confidential Information and shall reasonably cooperate with the other party, at such other party's expense, in any lawful action which such other party desires to take to limit the disclosure required by such legal or judicial process, and shall permit any other party to this Agreement to attempt, by appropriate legal means, to limit and/or delay such disclosure.

          The Shareholder hereby acknowledges and agrees that during such time as he was a shareholder of the Companies and thereafter during his employment by Buyer, any and all United States and/or foreign patents, patent applications, service marks, inventions, discoveries, innovations, improvements, trade secrets and secret processes, whether or not patentable, which he may have conceived, developed or made, or may conceive, develop or make, either alone or in conjunction with others, and which were or will be used in or developed for the business of the Companies or Buyer (collectively "Developed Property"), have been and shall be fully disclosed to Buyer, and are and shall be the sole and exclusive property of Buyer, whether or not disclosed, as against the Shareholder. The Shareholder hereby unconditionally and irrevocably assigns to Buyer any and all right, title and interest in and to such Developed Property and hereby irrevocably and unconditionally waives any rights in or to such Developed Property.

               (ii) Buyer agrees that neither Buyer nor any of its affiliates shall (until after the Closing) disclose any Confidential Information to any person or make use of or exploit any Confidential Information for its own purposes or for the benefit of any person other than to its accountants, attorneys or other representatives to the extent reasonably necessary to complete its due diligence review of the Companies' businesses and to document and consummate the transactions contemplated by this Agreement; provided, that
                                                                --------
Buyer shall notify such accountants, attorneys or other representatives of Buyer's obligations under the terms of this Section 6.2(c)(ii) and Buyer shall be responsible for its accountants, attorneys or other representatives compliance with the provisions of this Section 6.2(c)(ii). If this Agreement is terminated pursuant to Section 11 hereof, Buyer shall return all Confidential Information and all copies thereof to the Companies, destroy any extracts or notes derived therefrom, and shall not make use of any Confidential Information for its own purposes or for the benefit of any person, except that Buyer may retain copies of the Confidential Information, subject to its confidentiality obligations hereunder, which are required to be retained to support any claim that shall have arisen or may reasonably be expected to arise out of this Agreement or the transactions contemplated hereby.

               (iii) The Shareholder acknowledges and agrees that all Confidential Information is the exclusive property of the Companies and, after the Closing, of Buyer and the Companies. The Shareholder shall not disclose, directly or indirectly, Confidential Information to any person or, directly or indirectly, make use of or exploit for his own purposes or the benefit of any other person (except as an officer, director or employee of Buyer or its affiliates) any Confidential Information.

          (d)  Equitable Relief.  Each of Buyer and the Shareholder acknowledges
               ----------------
and agrees that any breach by Buyer or the Shareholder of any provision of Sections 6.1(e), 6.2(a), (b) or (c) hereof would cause irreparable injury and could not be remedied solely by monetary damages. In the event of a breach or threatened breach of any of such provisions, any non-breaching party shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, without proof of actual damages. Such relief shall be in addition to any other remedies available at law or in equity. In the event the Company fails to pay to the Shareholder any Contingent Payments, subject to
Section 10.6(a) hereof, when due in accordance with this Agreement, which failure is not cured within fifteen (15) days after written notice from the Shareholder, the provisions of Section 6.2(a) and (b) shall terminate; provided,
                                                                       --------
however, that to the extent there is any dispute as to whether any Contingent
-------
Payment is due, such payment shall not be deemed to be due until fifteen (15) days after the issuance of a final, non-appealable judgment of a court of competent jurisdiction or a final and binding arbitration ruling pursuant to
Section 3.5 hereof as to whether such Contingent Payment is due.

          (e)  The Companies' Employees.  Buyer agrees that as soon as
               ------------------------
practicable after the Closing it shall determine in good faith whether to adjust the compensation of the employees of the Companies who shall remain employees of the Companies or become employees of Buyer based upon such factors as it shall deem reasonably appropriate, including, without limitation, prevailing market rates of compensation and Buyer's then existing compensation for similarly situated employees. Buyer does not presently believe and it is not Buyer's present intention to alter in any material respect the compensation of such employees of the Companies following the Closing. Notwithstanding anything herein to the contrary, Buyer agrees that with respect to the four senior employees of the Companies listed on Exhibit B hereto and the five (5) top
                                     ---------
performing sales representatives of the Companies listed on Exhibit A hereto,
                                                            ---------
after the Closing and through December 31, 2000 (so long as such persons shall remain employees of the Companies) each such employee will be paid a salary and provided a commission plan which in the aggregate are substantially equivalent to the aggregate salary and commission plan provided by the Companies immediately prior to the Closing, all of which salaries and commission plans have been disclosed in writing to Buyer prior to the Closing. Buyer recognizes that the Shareholder believes that such agreement is material to his ability to earn the Contingent Payments. In consideration of certain non-compete agreements to be entered into by Buyer and such senior employees (in form and substance to be reasonably and mutually agreed to as soon as practicable following the Closing), Buyer agrees that the senior employees of the Companies listed on Exhibit B hereto shall be provided, for a period of up to six (6) months
---------
following the termination of their employment, if within one year following the Closing Date, by Buyer or the Companies for any reason other than "cause" (as such term is generally defined and used under New York contract law), with the base salary and general employee benefits to which they were entitled at the time of their termination. Buyer agrees that all employees of the Companies who shall remain employees of the Companies or become employees of Buyer shall be entitled to participate in the employee benefits and plans, including, without limitation, stock option plans, provided by Buyer to its employees generally subject to the terms thereof and that such employees shall be given credit for their years of prior service with the Companies in connection with the provision of such benefits and any preexisting conditions or limitations with respect to medical and health benefits shall be waived (or Buyer shall maintain in effect the Companies' present medical and health insurance plans). Notwithstanding anything contained herein, nothing in this Agreement shall confer, or shall be construed to confer, upon any employee of the Companies (other than the Shareholder) who shall become an employee of Buyer any right to the continuance of employment with Buyer nor shall anything contained in this Agreement limit in any manner the right of Buyer to terminate any such employee at any time or for any reason.

          7.   CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.  The
               --------------------------------------------------------
obligation of Buyer to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than the first sentence of Section 7.4 hereof) may be waived by Buyer in writing:

          7.1. Agreements and Conditions.  On or before the Closing Date, the
               -------------------------
Companies and the Shareholder shall have complied with and duly performed in all material respects all covenants, agreements and conditions on their parts to be complied with and performed by such date pursuant to this Agreement.

          7.2. Representations and Warranties.  The representations and
               ------------------------------
warranties of the Companies and the Shareholder contained in this Agreement shall be true and correct in all material respects (without giving effect to any materiality qualification contained in any such representation or warranty) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, then as of such date).

          7.3. Loss, Damage or Destruction.   Between the date hereof and the
               ---------------------------
Closing Date there shall not have been any loss, damage or destruction to or of any of the assets, property or business of the Companies in excess of $50,000 in the aggregate not covered by insurance, nor shall the assets, business or prospects of the Companies have been adversely affected in any significant way as a result of any fire, accident, or other casualty, war, civil strife, riot or act of God or the public enemy or otherwise.

          7.4. No Legal Proceedings.  No court or governmental action or
               --------------------
proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby. Additionally, on the Closing Date there shall be no court or governmental action or proceeding pending or threatened against or affecting the Companies which involves a demand for any judgment or recovery, whether or not covered by insurance, and which may result in any material adverse change in the business, assets, prospects or financial condition of the Companies.

          7.5. Officer's Certificate.  Buyer shall have received a certificate
               ---------------------
dated the Closing Date and executed by a duly authorized executive officer of each of the Companies and the Shareholder that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 hereof have been fulfilled. The receipt of such certificate and the consummation of the Closing shall not constitute a waiver by Buyer of any of the representations and warranties of the Companies or the Shareholder contained in Section 4 hereof. Upon the delivery of such certificate, the representations and warranties contained in Section 4 hereof shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent that any such representation or warranty is made as of a specified date, then as of such date).

          7.6. [Intentionally Omitted.]

          7.7. Opinion of the Companies' Counsel.  Buyer shall have received a
               ---------------------------------
legal opinion, dated the Closing Date, of Nixon Peabody LLP, counsel to the Companies and the Shareholder, substantially in the form of Exhibit C hereto.
                                                            ---------

          7.8  Secretary's Certificate.  Buyer shall have received (i) a
               -----------------------
certificate dated the Closing Date and executed by the Secretary of Accurate setting forth a copy of the resolutions adopted by the Board of Directors of Accurate duly authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) a certificate dated the Closing Date and executed by the Secretary of Market Trading setting forth a copy of the resolutions adopted by the Board of Directors of Market Trading duly authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          7.9   Shares.  Buyer shall have received the stock certificates
                ------
representing all of the Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer.

          7.10. Resignations.  Buyer shall have received, effective as of the
                ------------
Closing Date, written resignations of the directors and officers of each of the Companies required to resign pursuant to Section 6.1(f) hereof. The Shareholder shall have delivered to Buyer all such documents as Buyer shall request in order for Buyer to terminate all authorizations with respect to the Companies' bank or other accounts and any powers of attorney granted by the Companies required to be set forth on Schedule 4.27 hereto.
                -------------

          7.11. Material Adverse Change.  There shall have been no material
                -----------------------
adverse change in the financial condition, business, assets or prospects of the Companies since September 30, 1999.

          7.12. Minute Books and Stock Records; Certified Documents.  The
                ---------------------------------------------------
Companies and the Shareholder shall have delivered to Buyer (i) true and complete originals of the minute books, stock records, stock ledger and corporate seal (if available) of each of Accurate and Market Trading, (ii) a copy of the Certificate of Incorporation of each of Accurate and Market Trading, each certified by the Secretary of State of the State of New York, (iii) good standing certificates evidencing the good standing of each of Accurate and Market Trading in the State of New York, certified by the Secretary of State and
(iv) a copy of the Bylaws of each of Accurate and Market Trading certified by Accurate's Secretary and Market Trading's Secretary, respectively, as being true and complete.

          7.13. Repayment of Related Party Loans.  The Companies shall have
                --------------------------------
received repayment in full of all loans and other amounts owed to them by the Shareholder as provided in Section 3.3, and any director, officer, and employee of the Companies, and any affiliates or associates thereof.

          7.14. Employment Agreement of Shareholder.  Buyer shall have received
                -----------------------------------
an executed Employment Agreement from Anthony Arena substantially in the form of

Exhibit D hereto (the "Arena Employment Agreement").
---------

          8.    CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SHAREHOLDER TO
                ------------------------------------------------------------
CLOSE.  The obligation of the Shareholder to complete the Closing is subject to
-----
the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than Section 8.3 hereof) may be waived by the Shareholder in writing:

          8.1.  Agreements and Conditions.  On or before the Closing Date, Buyer
                -------------------------
shall have complied with and duly performed in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

          8.2. Representations and Warranties.  The representations and
               ------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects (without giving effect to any materiality qualification contained in any such representation or warranty) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          8.3. No Legal Proceedings.  No court or governmental action or
               --------------------
proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby.

          8.4. Officer's Certificate.  The Companies shall have received a
               ---------------------
certificate dated the Closing Date and executed by a duly authorized executive officer of Buyer that the conditions set forth in Sections 8.1, 8.2 and 8.3 hereof have been fulfilled. Upon the delivery of such certificate, the representations and warranties contained in Section 5 hereof shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on such date.

          8.5. Payment of the Closing Payment.  The Shareholder shall have
               ------------------------------
received from Buyer the Closing Payment and the interest due pursuant to Section
3.1 hereof in the manner provided in Section 3.2 hereof.

          8.6. Opinion of Buyer's Counsel.  The Shareholder shall have received
               --------------------------
a legal opinion, dated the Closing Date, of Kirkpatrick & Lockhart LLP, special counsel to Buyer, substantially in the form of Exhibit E hereto.
                                               ---------

          8.7. Employment Agreement of Shareholder.  The Shareholder shall have
               -----------------------------------
received an executed Arena Employment Agreement from Buyer.

          8.8. Option Agreement.  The Shareholder shall have received an
               ----------------
executed stock option agreement substantially in the form of Exhibit F hereto.
                                                             ---------

          8.9  Payments and Mortgage Discharge.  The Shareholder shall have
               -------------------------------
received a mortgage discharge and satisfaction of the mortgage listed on

Schedule 3.3B from the Companies, in recordable form and otherwise in form and
-------------
substance reasonably satisfactory to the Shareholder and his counsel, and the Companies and Buyer shall have provided the acknowledgment referred to in
Section 3.3(b) hereof.

          9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Notwithstanding any
               ------------------------------------------
right of Buyer fully to investigate the affairs and conditions of the Companies, Buyer has the right to rely upon the representations, warranties, covenants and agreements of the Companies and the Shareholder contained in this Agreement.
All representations and warranties contained in this Agreement (including the Schedules hereto) and in any certificate required hereby to be delivered with respect hereto will be deemed to be representations and warranties hereunder and, except for those representations and warranties contained in Sections 4.1, 4.3, 4.7, 4.8, 4.25, 4.28, 5.2, 5.5 and 5.6 hereof, shall survive for 21 months following the Closing Date. The representations and warranties contained in Sections 4.1 and 4.3 hereof shall survive the Closing Date indefinitely, and the representations and warranties contained in Sections 4.7, 4.8, 4.25, 4.28, 5.2,
5.5 and 5.6 hereof shall survive until
the expiration of any applicable statute of limitations. All covenants and agreements contained herein which are to be performed after the Closing shall survive until fully performed in accordance with their terms, and all covenants and agreements contained in Section 6.1 hereof which are, in accordance with their terms, to be performed at or prior to the Closing shall expire at the Closing, except Sections 6.1(g) and (h) which shall survive until fully performed. No claim or cause of action resulting from a breach of any representation or warranty hereunder may be asserted unless asserted in writing to the party as to which or whom there is alleged a breach of representation or warranty prior to the expiration of the applicable survival period; provided, however, that all such representations and warranties shall survive after the applicable survival period with respect to any claim made in writing in accordance with this Agreement by a party prior to the expiration thereof until, and shall expire when, such claim is finally resolved.

          10.   INDEMNIFICATION.
                ---------------

          10.1.  Obligations of the Companies and/or the Shareholder to
                 ------------------------------------------------------
Indemnify.  (a)  Subject to the limitations and expiration dates contained in
---------
Section 9 hereof and to this Section 10, the Shareholder shall indemnify, defend and hold harmless Buyer and each of its directors, officers, shareholders, agents, affiliates (including the Companies), successors and permitted assigns (collectively, "Buyer's Related Indemnitees") from and against, and shall pay and/or reimburse the foregoing persons for, any and all losses, liabilities, claims, obligations, penalties, damages and costs and expenses (including reasonable attorneys' fees and disbursements and other costs incurred or sustained by an Indemnitee (as defined below) in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between the Indemnitee and the Indemnifying Party (as defined below) or between the Indemnitee and any third party or otherwise), whether or not involving a third-party claim (collectively, "Losses"), relating to or arising out of the breach of any representation, warranty, covenant or agreement of the Shareholder or the Companies contained in this Agreement.

          (b) Subject to the limitations contained in this Section 10.1(b) and in Sections 10.3 through 10.7 hereof, on and after the Closing, the Shareholder shall indemnify, defend and hold harmless Buyer and each of its Related Indemnitees from and against, and shall pay and/or reimburse them for, all Losses arising from claims made by third parties on or prior to November 30, 1999 arising out of any product warranties in respect of goods sold by the Companies, but only to the extent that such Losses exceed the portion of the accounts receivable reserve allocated to product warranty reflected in the Interim Financial Statements. In no event shall the Losses indemnified pursuant to this Section 10.1(b) exceed the amount equal to the aggregate prices paid by customers for such goods sold less any credits actually received by the Companies from the vendor(s) thereof. The indemnity provided for in this
Section 10.1(b) shall be Buyer's sole and exclusive remedy (at law or equity) against the Shareholder with respect to any and all Losses arising from any product warranty claims asserted after the Closing.

          (c) Notwithstanding anything in this Agreement to the contrary, the parties agree that Buyer shall not be entitled to indemnification pursuant to this Agreement for any Taxes which are payable but have not been paid by the Companies incurred or attributable to periods (or portions of periods) prior to the Closing Date and that the accruals for the matters covered by taxes payable, as provided for in the Interim Financial Statements, are intended to be a final settlement of any such liabilities for unpaid Taxes and for any breach of representation or warranty with respect to such unpaid Taxes; provided, however, that the
                                            --------  -------
representations and warranties contained in the first and third sentences of
Section 4.8 and Section 4.23 hereof, as such relate to Taxes (other than Taxes that are the subject of the Agreed Tax Items), shall not be modified or diminished in any way by the foregoing.

          10.2.  Obligation of Buyer to Indemnify.  (a) Subject to the
                 --------------------------------
limitations and expiration dates contained in Section 9 hereof and to this
Section 10, Buyer shall indemnify, defend and hold harmless the Shareholder and his heirs, legal beneficiaries and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all Losses relating to or arising out of (i) the breach of any representation, warranty, covenant or agreement (other than the covenants and agreements contained in subsections (ii) and (iii) of this Section 10.2(a)) of Buyer contained in this Agreement, (ii) the operation of the Companies' business after the Closing, subject to, in respect of any claim relating to or arising out of the operation of the Companies' business prior to the Closing, the correctness of the representations and warranties of the Shareholder contained herein and not resulting from any action of the Shareholder taken after the Closing which he was not authorized by Buyer to take, and (iii) subject to the correctness of the representations and warranties of the Shareholder contained herein, any termination of an employee of the Companies after the Closing by Buyer and/or the Companies and not resulting from any action of the Shareholder taken after the Closing which he was not authorized by Buyer to take.

          (b) Subject to the limitations contained in this Section 10.2(b) and in Sections 10.3 through 10.7 hereof, in the event that the Shareholder is, following the Closing Date, made a party to any action or proceeding by any third party (including, without limitation, any product liability actions) in his capacity as an officer, director, shareholder and/or employee of the Companies, the Shareholder shall be entitled to, and Buyer shall pay and reimburse the Shareholder for, (A) all reasonable attorneys' fees and expenses incurred in connection with such action or proceeding and the defense thereof and (B) any other Losses incurred by the Shareholder in connection therewith;

provided, however, that Buyer shall be required to so indemnify the Shareholder
--------  -------
only if (x) the Shareholder, in respect to the actions or omissions at issue in such action or proceeding, acted in good faith and for a purpose which he reasonably believed to be in the best interests of the Companies, and had no reasonable cause to believe that his conduct was unlawful and (y) the actions or omissions at issue in such action or proceeding do not constitute a breach of any representation or warranty of the Shareholder contained herein; provided,
                                                                    --------
further, that Buyer shall advance to the Shareholder the fees and expenses
-------
referred to in clause (A) above, subject to the Shareholder's undertaking to promptly repay to Buyer such fees and expenses in the event that the conditions in clauses (x) and/or (y) above shall not be satisfied.

          10.3.  Notice to Indemnifying Party.  If any party (the "Indemnitee")
                 ----------------------------
receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 10.1 or 10.2 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Losses that have been or may be sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 10.3, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying

Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right, except as provided below in this Section 10.3, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party
                --------
shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

          10.4.  Limitation on Indemnification.  Notwithstanding anything to the
                 -----------------------------
contrary contained in this Agreement, (a) the aggregate liability of the Shareholder for any and all Losses incurred by Buyer (and all related Indemnitees) and for which Buyer (and all related Indemnitees) would otherwise be entitled to indemnification hereunder, except with respect to Losses arising from a breach of the representations and warranties contained in Sections 4.1, 4.3, 4.7, 4.12 and 4.25 and/or the covenants of the Shareholder contained in
Section 6.2(a),(b) and (c) hereof, shall not exceed $3,200,000 and (b) the aggregate liability of the Shareholder for any and all Losses incurred by Buyer (and all related Indemnitees) arising from a breach of the representations and warranties contained in Sections 4.1, 4.3, 4.7, 4.12 and 4.25 and/or the covenants of the Shareholder contained in Section 6.2(a),(b) and (c) hereof and for which Buyer (and all related Indemnitees) would otherwise be entitled to indemnification hereunder shall not exceed the Closing Payment plus any Contingent Payment(s) actually paid to the Shareholder less the amount of any Losses actually indemnified pursuant to the preceding clause (a). Notwithstanding anything to the contrary contained in this Agreement, (A) the aggregate liability of Buyer for any and all Losses incurred by the Shareholder (and all related Indemnitees) and for which the Shareholder (and all related Indemnitees) would otherwise be entitled to indemnification hereunder, except with respect to Losses arising from a breach of Sections 3.4, 10.2(a)(ii) and
(iii) and 10.2(b) hereof, shall not exceed $2,000,000 and (B) the aggregate liability of Buyer for any and all Losses incurred by the Shareholder (and all related Indemnitees) arising from a breach of Sections 10.2(a)(ii) and (iii) and 10.2(b) hereof and for which the Shareholder (and all related Indemnitees) would otherwise be entitled to indemnification hereunder shall not exceed $1,500,000. A breach of Section 3.4 hereof shall be fully indemnifiable hereunder, and shall not be subject to, or covered by, the foregoing limitation on liability.

          The Shareholder, on the one hand, and Buyer, on the other hand, shall be obligated to indemnify, defend and hold harmless any Indemnitee pursuant to this Section 10 with respect to any Loss incurred by such Indemnitee only (i) if the amount of Losses arising out of or resulting from an individual claim (or series of related or similar claims) is equal to or greater than $7,500 and (ii) to the extent that the aggregate amount of all Losses for all claims made by Indemnitees shall exceed $200,000, in which case only the excess over $200,000 shall be subject to indemnification; provided, however, that the foregoing
                                     --------  -------
$200,000 limitation shall not apply in respect of claims arising out of or resulting from (x) a breach of Sections 4.1, 4.3, 4.28 or 5.5 hereof or (y) a breach by Buyer of Section 3.4 or for indemnification pursuant to Sections 10.2(a) (ii) or (iii) or Section 10.2(b). In no event shall the Shareholder or Buyer, as the case may be, be liable to any Indemnitee hereunder for special, indirect, incidental or punitive damages.

          10.5.  Relationship with Purchase Price Adjustment.  Notwithstanding
                 -------------------------------------------
any payment or purchase price reduction which has been made under the purchase price adjustment provisions contained in Section 3.3 hereof, and irrespective of whether any Contingent Payments shall have been earned or paid pursuant to
Section 3.4 hereof, the indemnification provisions of this Section 10 shall remain in full force and effect without any modification or diminution thereof.

          10.6.  Other Provisions.  (a) Buyer shall be entitled to offset and
                 ----------------
reduce any Contingent Payment(s) payable by it pursuant to Section 3.4 hereof by all amounts due in respect of Losses to which it is entitled to indemnification under Section 10.1 hereof; provided, that if such Losses exceed such Contingent
                           --------
Payment(s), Buyer shall remain entitled to indemnification hereunder for such excess amount subject to Section 10.4 hereof. Buyer shall additionally be entitled to offset and reduce any amounts owed to the Shareholder hereunder by all amounts due in respect of Losses to which Buyer (or any related Indemnitee) is entitled to indemnification under Section 10.1 hereof. The Shareholder shall be entitled to offset and reduce any amounts owed to Buyer or the Companies hereunder by all amounts due in respect of Losses to which the Shareholder (or any related Indemnitee) is entitled to indemnification under Section 10.2 hereof. For purposes of this Section 10.6(a), "amounts due" means (i) any amount that the parties involved in the offset claim agree in writing is due and payable or (ii) any amount determined to be due and payable pursuant to the binding determination of three jointly selected arbitrators or a court of competent jurisdiction.

          (b) The parties agree that any indemnification payment(s) made by the Shareholder or Buyer pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

          (c) Any indemnification payment(s) payable pursuant to this Agreement shall be decreased if and to the extent of any insurance proceeds actually received by the Indemnitee directly in respect of the Losses giving rise to such indemnification payment(s).

          (d) Subject to Section 10.2(b) hereof, the Shareholder hereby irrevocably waives any and all rights to indemnification from the Companies in his capacities as a director and/or officer of the Companies to which he would otherwise have been entitled for all periods up through and including the Closing Date and including in respect of the transactions contemplated hereby.

          10.7.  Exclusive Remedy.  Each of the Shareholder, the Companies and
                 ----------------
Buyer acknowledges and agrees that from and after the Closing that (absent fraud) the Shareholder's, the Companies' and Buyer's sole exclusive remedy (at law or equity) with respect to any and all claims against any other party relating to this Agreement shall be made pursuant to the indemnification provisions set forth in this Section 10 or as otherwise specifically provided in this Agreement (including, without limitation, 6.2(d) hereof).

          11.  TERMINATION. This Agreement may be terminated  prior to the
               -----------
Closing:

          (a) at any time by the mutual written consent of Buyer and the Shareholder;

          (b) by the Companies, the Shareholder or Buyer in writing if the Closing shall not have occurred by November 30, 1999, but only if the Closing shall not have occurred for a reason other than the material breach by such terminating party of any of his/its representations, warranties, covenants or agreements contained herein;

          (c) at any time by Buyer in writing upon a material breach of any of the representations, warranties, covenants or agreements of the Companies and/or the Shareholder contained in this Agreement; or

          (d) at any time by the Companies or the Shareholder in writing upon a material breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement.

          In the event of termination of this Agreement by a party as set forth above, this Agreement shall forthwith terminate and there shall be no liability on the part of the Shareholder, the Companies or Buyer, or any of their respective equity owners (including the Shareholder), officers, directors, affiliates and employees; provided, that no party shall be relieved of any
                          --------
Losses occurring or sustained as a result of a termination following such party's refusal to close if the conditions to his/its obligation to close have been fully satisfied. Notwithstanding any termination of this Agreement, the provisions of Section 6.2(c), this Section 11 and Section 12 hereof shall survive.

          12.  MISCELLANEOUS.
               -------------

          12.1.  Consent to Jurisdiction.   Any legal action, suit or proceeding
                 -----------------------
in equity or at law arising out of or relating to this Agreement and the transactions contemplated hereby shall be instituted exclusively in the state or Federal courts located in the State and County of New York and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect or limit the right of any party to serve process in any other manner permitted by applicable law.

          12.2.  Certain Definitions.  As used in this Agreement, the following
                 -------------------
terms shall have the following meanings unless the context otherwise clearly requires:

          (a) "affiliate," with respect to any person, means and includes any
               ---------
other person controlling, controlled by or under common control with such person.

          (b) "associate" shall have the meaning ascribed thereto in Rule 405 of
               ---------
the Securities Act of 1933, as amended.

          (c) "Code" means the Internal Revenue Code of 1986, as amended, and
               ----
the applicable Treasury Regulations (as hereinafter defined).

          (d) "contracts and other agreements" means and includes all contracts,
               ------------------------------
agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

          (e) "Environmental Claim" means any and all administrative, regulatory
               -------------------
or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential Liability (including Liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environment, of any Hazardous Materials at any location (whether or not owned) presently or formerly operated, leased or managed by the Companies in violation of any Environmental Law or (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials in violation of any Environmental Law.

          (f) "Environmental Laws" mean any laws, statutes, regulations, rules
               ------------------
or orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar Federal, state or local statutes.

          (g) "GAAP" means United States generally accepted accounting
               ----
principles.

          (h) "Hazardous Materials" means any pollutant, contaminant, hazardous,
               -------------------
radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof, (ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

          (i) "The Companies' and the Shareholder's knowledge" means with
              -----------------------------------------------
respect to (i) the Companies, the actual knowledge of Anthony Arena after conducting reasonable inquiries, including reasonable inquiries of the persons listed on Exhibit B hereto and (ii) the Shareholder, the actual knowledge of the
          ---------
Shareholder after conducting a reasonable inquiry, it being understood that reasonable inquiry shall not include inquiry of any employees other than those listed on Exhibit B hereto.
          ---------

          (j) "Liabilities" means debts, liabilities or obligations, whether
               -----------
absolute or contingent, asserted or unasserted, accrued or unaccrued, known or unknown, liquidated or unliquidated, matured or unmatured, due or to become due, or fixed or unfixed.

          (k) "Lien" means and includes any lien, pledge, mortgage, security
               ----
interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever. "Lien" shall not include any liability pursuant to Section 630 of the New York Business Corporation Law.

          (l) "person" means any individual, corporation, partnership, firm,
               ------
joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (m) "property" means real, personal or mixed property, tangible or
               --------
intangible.

          (n) "Tax Returns" means all written returns, declarations, reports,
               -----------
forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

          (o) "Taxes" (or "Tax" where the context requires) means all Federal,
               -----       ---
state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

          (p) "Treasury Regulations" means the regulations promulgated under the
               --------------------
Code.

          12.3.  Publicity.  No publicity release or announcement concerning
                 ---------
this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Buyer and the Shareholder jointly (which approval shall not be unreasonably withheld, delayed or conditioned) other than any announcement required by applicable securities laws or the rules and regulations of any stock or similar exchange to which a party is subject; provided, that the party making
                                                 --------
such disclosure shall notify the other than any in advance of such disclosure.

          12.4.  Notices.  Any notice or other communication required or which
                 -------
may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or by a recognized overnight courier for next business day delivery, certified, registered, or express mail, postage or fees prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt or the next business day after delivered to such overnight courier or express mail service or, if mailed, five (5) days after the date of mailing, as follows:

           if to Buyer, to:

               PartMiner, Inc.
               432 Park Avenue South
               12/th/ Floor
               New York, NY 10016
               Attn: General Counsel
               Fax: (212) 592-5833

               with a copy to:

               Kirkpatrick & Lockhart LLP
               1251 Avenue of the Americas
               New York, NY 10020
               Attn: Stephen R. Connoni, Esq.
               Fax: (212) 536-3901


           if to the Shareholder, at the address listed on the signature page hereto with a copy to:

               Nixon Peabody LLP
               437 Madison Avenue
               New York, NY 10022
               Attn: Lauren E. Wiesenberg, Esq.
               Fax: (212) 940-3111


          Any party may by notice given in accordance with this Section 12.4 to the other parties designate another address or person for receipt of notices hereunder.

          12.5.  Entire Agreement.  This Agreement (including the Schedules and
                 ----------------
Exhibits hereto) and the certificates executed in connection with the consummation of the transactions contemplated hereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties hereto, including that certain letter agreement, dated September 30, 1999, by and between Accurate, the Shareholder and Buyer.

          12.6.  Waivers and Amendments.  This Agreement may be amended,
                 ----------------------
superseded or canceled only by a written instrument signed by Buyer, the Companies and the Shareholder. Any of the terms or conditions hereof may be waived only by a written instrument signed by the party or parties to be bound thereby. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          12.7.  Binding Effect; Assignment.  This Agreement shall be binding
                 --------------------------
upon and inure to the benefit of the parties and their respective successors, permitted assigns, legal beneficiaries and heirs. This Agreement and any rights or obligations hereunder shall not be assignable or delegable by any party except with the prior written consent of the other parties and except that after the Closing Buyer may assign its rights hereunder to any affiliate thereof;

provided, that such assignment shall not release Buyer from its obligations
--------
hereunder.

          12.8.  Variations in Pronouns.  All pronouns and any variations
                 ----------------------
thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

          12.9.  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          12.10.  Headings.  The headings in this Agreement are for reference
                  --------
purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.

          12.11.  No Strict Construction.  The language used in the Agreement
                  ----------------------
has been negotiated by the parties hereto and will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

          12.12.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

          12.13  No Third Party Beneficiaries.  Except as provided in Sections
                 ----------------------------
10.1 and 10.2 hereof, there are no intended third party beneficiaries to this Agreement and this Agreement does not confer, and shall not be construed to confer, upon any person or entity, other than the parties, any rights, privileges or remedies hereunder or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first above written.


                         PARTMINER, INC.


                             /s/ Daniel Nissanoff
                         By:________________________________________
                             Name:  Daniel Nissanoff
                             Title:  President and Chief Executive Officer


                         ACCURATE COMPONENTS INC.


                             /s/ Anthony Arena
                         By:________________________________________
                             Name:  Anthony Arena
                             Title:  President

                         MARKET TRADING CONCEPTS INC.


                             /s/ Anthony Arena
                         By:________________________________________
                             Name:  Anthony Arena
                             Title:  President

                         /s/ Anthony Arena
                         __________________________________________
                         Anthony Arena

                         ADDRESS OF ANTHONY ARENA FOR NOTICE:
                         Anthony Arena
                         30 Hallock Road
                         Patchogue, NY 11772